UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission	(IRS Employer
File Number)	Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. B. Scott Smith, Co-Founder of Sonic Automotive, Inc. (the “Company”), resigned his employment with the Company in connection with a Severance and Release Agreement (the “Agreement”) between Mr. Smith and the Company that is effective March 6, 2019. The Agreement was approved unanimously by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), and provides that Mr. Smith’s resignation of employment with the Company and its direct and indirect subsidiaries will be deemed to have ended on February 28, 2019 (the “Employment Resignation Date”). Under the Agreement, Mr. Smith is entitled to receive (i) the salary and benefits, as in effect immediately prior to his resignation from employment, for the period up to and including the Employment Resignation Date; and (ii) any performance-based cash bonus earned under the Company’s 2018 Annual Incentive Plan (the “2018 Plan”), subject to the Compensation Committee’s determination of the achievement of performance objectives under the 2018 Plan applicable to the Company’s executive officers, payable in accordance with the terms and conditions of the 2018 Plan. For purposes of Mr. Smith’s outstanding performance-based restricted stock unit award of 92,525 restricted stock units (“RSUs”) granted on February 23, 2018 (the “2018 RSU Grant”), the Agreement provides that the 2018 RSU Grant will remain outstanding until certification of the extent of achievement of the Adjusted EPS performance condition by the Compensation Committee (to occur by no later than March 15, 2019) and any corresponding reduction in the amount of such RSUs by the Compensation Committee. The Agreement further provides that the RSUs remaining after such certification and reduction by the Compensation Committee, if any, shall then immediately vest in full with no further restrictions effective as of the date of certification by the Compensation Committee. In consideration for Mr. Smith’s comprehensive release of claims against the Company and its affiliates and his covenants set forth in the Agreement regarding non-disparagement (that will apply for a period of 10 years following the date of the Agreement), confidentiality, and non-solicitation of employees and non-interference with key suppliers (that, in both cases, will apply for a period of two years following the effective date of the Agreement), and contingent upon Mr. Smith’s full compliance with his obligations under the Agreement, the Agreement provides that the Company shall pay Mr. Smith a cash severance payment in the total amount of $6,000,000, payable in lump sum on the later to occur of (a) March 15, 2019 or (b) the date that is five business days following the effective date of the Agreement.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Severance and Release Agreement between Sonic Automotive, Inc. and B. Scott Smith, effective as of March 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: March 8, 2019	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel